UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 West 52nd Street, 7th Floor, New York, NY USA 10019
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 1-844-689-3939

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

Anavex Life Sciences Corp. (the “Company”), previously entered into a purchase agreement on June 7, 2019 (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company, which provided that the Company had the right, in its sole discretion, to sell to LPC shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) from time to time over a 36 month period pursuant to the terms of the Purchase Agreement. The Purchase Agreement limited the Company’s sale shares of Common Stock to LPC to 10,076,680 shares of Common Stock, representing 19.99% of the shares of the Common Stock outstanding on the date of the Purchase Agreement unless (i) shareholder approval was obtained to issue more than such amount or (ii) the average price of all applicable sales of Common Stock to Lincoln Park under the Purchase Agreement equaled or exceeded $3.06 per share, which represented the lower of (A) the closing price of the Common Stock on the Nasdaq Capital Market immediately preceding the date of the Purchase Agreement or (B) the average of the closing price of the Common Stock on the Nasdaq Capital Market for the five Business Days immediately preceding the date of the Purchase Agreement, as calculated in accordance with Nasdaq Rules.

On July 1, 2020, the Company and LPC entered into a First Amendment to Purchase Agreement (the “Amendment”). The Amendment limited the Company’s sale shares of Common Stock to LPC from the date thereof to 12,016,457 shares of shares of Common Stock, representing 19.99% of the shares of the Common Stock outstanding on the date of Amendment unless (i) shareholder approval is obtained to issue more than such amount or (ii) the average price of all applicable sales of Common Stock to Lincoln Park under the Purchase Agreement, as amended equals or exceeds $4.9266 per share, which represents the lower of (A) the closing price of the Common Stock on the Nasdaq Capital Market immediately preceding the date of the Amendment or (B) the average of the closing prices of the Common Stock on the Nasdaq Capital Market for the five Business Days immediately preceding the date of the Amendment, as calculated in accordance with Nasdaq Rules.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy which is attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference.

The Company is filing the opinion of Snell & Wilmer, L.L.P., regarding the validity of the shares of Common Stock issued pursuant to the Purchase Agreement, as amended, as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Purchase Agreement, dated as of July 1, 2020, by and between the Company and Lincoln Park Capital Fund, LLC

5.1	Opinion by Snell & Wilmer L.L.P.

23.1	Consent of Snell & Wilmer L.L.P. (contained in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Christopher Missling
Name: Christopher Missling, PhD
Title: Chief Executive Officer

Date: July 2, 2020

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